                                                                    EXHIBIT 23.2


               Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 21, 2001, with respect to the consolidated balance sheet of AmerisourceBergen Corporation (formerly AmeriSource-Bergen Corporation) as of March 31, 2001, included in the Joint Proxy Statement-Prospectus of AmeriSource Health Corporation and Bergen Brunswig Corporation that is made part of Amendment No. 2 to the Registration Statement (No. 333-61440) on Form S-4 of AmerisourceBergen Corporation for the registration of its common stock.



                                        /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
July 25, 2001

                                                                    EXHIBIT 23.2


             Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement-Prospectus of AmeriSource Health Corporation and Bergen Brunswig Corporation that is made part of Amendment No.2 to the Registration Statement (Form S-4, No. 333-61440) of AmerisourceBergen Corporation for the registration of its common stock and to the incorporation by reference therein of our report dated November 2, 2000 (except for Note 14, as to which the date is December 18, 2000), with respect to the consolidated financial statements and schedules of AmeriSource Health Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
July 25, 2001